FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

  This registration form was originally filed with the Securities and Exchange
         Commission on March 19, 1998 under the Central Index Key (CIK)
      for Merrill Lynch Depositor, Inc., number 0001040240. This filing is otherwise a duplicate of the original filing.

                          MERRILL LYNCH DEPOSITOR, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     13-3891329
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

  World Financial Center,
    New York, New York                                    10281
(Address of principal executive offices)                (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                     Name of each exchange on which
      to be so registered                     each class is to be registered

     Public STEERS(R) Trust                       New York Stock Exchange
Certificates, Series 1998 TRV-C1
      (the "Certificates")

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

       Securities Act registration file number to which this form relates:
                                    333-29015

        Securities to be registered pursuant to Section 12(g) of the Act:
                                      None



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The description of the Certificates to be registered hereunder is set forth under the captions entitled: "Description of the Trust Certificates"; "Description of the Underlying Securities"; and "Federal Income Tax Consequences" in the registrant's preliminary prospectus supplement dated March 9, 1998 (the "Preliminary Prospectus Supplement"), and "Description of the Trust Certificates" in the registrant's prospectus dated September 18, 1997 (the "Prospectus"), which descriptions are incorporated herein by reference. The registrant filed the Prospectus and Prospectus Supplement with the Securities and Exchange Commission (the "SEC") on March 11, 1998 pursuant to Rule 424(b)(5) under the Securities Act of 1933.

Item 2.   Exhibits

          3.1 Amended and Restated Certificate of Incorporation of the registrant is set forth as Exhibit 3.1 to the registrant's Registration Statement on Form S-3 (Registration No. 333-29015) (the "Registration Statement") and is incorporated herein by reference.

          3.2 By-laws of the registrant are set forth as Exhibit 3.2 to the Registration Statement and are incorporated herein by reference.

          4.1 Standard Terms for Trust Agreements dated February 20, 1998 (the "Standard Terms") are set forth as Exhibit 4.1 to the Form 8-K dated February 20, 1998 and filed by the registrant with the SEC on February 27, 1998 and are incorporated herein by reference.

          4.2 Form of Series 1998 TRV-C1 Supplement (the "Series Supplement") to the Standard Terms.




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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      MERRILL LYNCH DEPOSITOR, INC.


Date:    March 12, 1998               By:      /S/ BARRY N. FINKELSTEIN
                                         ------------------------------
                                          Name:    Barry N. Finkelstein
                                          Title:   Secretary and Treasurer


(R)        "STEERS" is a registered service mark of Merrill Lynch & Co., Inc.



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